As filed with the Securities and Exchange Commission on March 4, 2002

Registration No. 333-72717

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ugly Duckling Corporation

(Exact name of Registrant as specified in its charter)

Delaware	86-0721358

(State or other jurisdiction	(I.R.S. Employer

incorporation or organization)	Identification No.)

4020 E. Indian School Road
Phoenix, Arizona 85018
(602) 852-6600
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Principal Executive Offices)

Ugly Duckling Corporation 1998 Executive Incentive Plan
(Full Title of Plan)

Jon D. Ehlinger
Vice President, General Counsel and Secretary
Ugly Duckling Corporation
4020 E. Indian School Road
Phoenix, Arizona 85018
(602) 852-6600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

DEREGISTRATION OF UNSOLD SECURITIES
Signatures

DEREGISTRATION OF UNSOLD SECURITIES

         The Registration Statement on Form S-8 (Registration No. 333-72717) (the “Registration Statement”) of Ugly Duckling Corporation (the “Registrant”) pertaining to 800,000 shares of common stock of the Registrant to which this Post-Effective Amendment No. 1 relates, became effective on February  22, 1999.

         In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statement.

Signatures

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on the 1st day of March, 2002.

UGLY DUCKLING CORPORATION

By: /s/ Gregory B. Sullivan Gregory B. Sullivan, President,Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ernest C. Garcia II (Ernest C. Garcia II)	Chairman of the Board	March 1, 2002

/s/ Gregory B. Sullivan (Gregory B. Sullivan)	President, Chief Executive Officer and Director	March 1, 2002

/s/ Mark G. Sauder (Mark G. Sauder)	Vice President, Chief Financial Officer and Principal Accounting Officer	March 1, 2002

/s/ Christopher D. Jennings (Christopher D. Jennings )	Director	March 1, 2002

(John N. MacDonough )	Director

/s/ Frank P. Willey (Frank P. Willey )	Director	March 1, 2002

/s/ Gary L. Trujillo (Gary L. Trujillo)	Director	March 1, 2002

(William N. Plamondon)	Director